Exhibit 99.1

ADT Inc. Announces Notes Offering and Conditional Notice of Redemption

BOCA RATON, FL, March 18, 2019 – ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), a leading provider of security and automation solutions in the United States and Canada, today announced that Prime Security Services Borrower, LLC (the “Issuer”) and Prime Finance Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), its indirect wholly owned subsidiaries, are proposing to issue (i) $750.0 million aggregate principal amount of first-priority senior secured notes due 2024 (the “2024 Notes”), (ii) $750.0 million aggregate principal amount of first-priority senior secured notes due 2026 (the “2026 Notes”) and (iii) $1,250.0 million aggregate principal amount of senior unsecured notes due 2027 (the “2027 Notes” and, together with the 2024 Notes and the 2026 Notes, the “Notes”), that will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) (the “Offerings”).

In addition, the Issuers today commenced a tender offer (the “Tender Offer”) to purchase for cash up to $2,246.0 million outstanding aggregate principal amount of the Issuers’ 9.250% Second-Priority Senior Secured Notes due 2023 (the “Prime Notes”), subject to certain conditions, including any required proration of the Prime Notes.

The Tender Offer is conditioned upon, among other things, the consummation of the Offerings. However, the completion of the Tender Offer is not a condition to the consummation of the Offerings.

The Issuers also delivered a Conditional Notice of Redemption to holders of their outstanding Prime Notes, which provides for the redemption by the Issuers of up to all of the $2,246.0 million outstanding aggregate principal amount of Prime Notes, subject to certain conditions, including the successful completion of one or both of the Offerings, and only to the extent the Issuers have not purchased such amount of Prime Notes in the Tender Offer (the “Conditional Redemption”).

The Issuers expect to use the net proceeds from the Offerings to (i) repurchase or redeem, as the case may be, up to $2,246.0 million outstanding aggregate principal amount of the Prime Notes in accordance with the Tender Offer and the Conditional Redemption and (ii) repay $500.0 million of outstanding term loans under the Issuer’s existing credit agreement.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Nothing in this press release should be construed as an offer to purchase any Prime Notes, as the Tender Offer is being made only to the recipients of an Offer to Purchase, dated as of March 18, 2019, upon the terms and subject to the conditions set forth therein.

About ADT

ADT is a leading provider of security and automation solutions in the United States and Canada, protecting homes and businesses, people on-the-go and digital networks. Making security more accessible than ever before, and backed by 24/7 customer support, ADT is committed to providing superior customer service with a focus on speed and quality of responsiveness, helping customers feel safer and empowered. ADT is headquartered in Boca Raton, Florida and employs approximately 19,000 people throughout North America.

Forward-Looking Statements

ADT has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Investor Relations:

Jason Smith – ADT

investorrelations@adt.com

Media Relations

Mónica Talán

tel: +1 561.613.2331

mtalan@adt.com

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